UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

AdTheorent Holding Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40116	85-3978415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street 13th Floor
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 804-1359

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADTH	The Nasdaq Stock Market
Warrants to purchase common stock	ADTHW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Merger Agreement

On April 1, 2024, AdTheorent Holding Company, (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cadent, LLC, a limited liability corporation organized under the laws of Delaware (“Parent”), Award Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Novacap Cadent Acquisition Company, Inc., a Delaware corporation and Novacap Cadent Holdings, Inc., a Delaware corporation, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger,” and together with the transactions contemplated by the Merger Agreement, the “Transaction”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (“Company Common Stock”) then outstanding will be converted into the right to receive $3.21 in cash, without interest (the “Per Share Merger Consideration”), less any applicable withholding taxes, other than (i) any shares owned by the Company, the Parent or the Merger Sub, including the shares held in escrow pursuant to that certain Escrow Agreement, dated as of as of December 21, 2021, by and among the Company, MCAP Acquisition, LLC and Continental Stock Transfer & Trust Company, and the shares subject to Forfeiture as described in Item 8.01 below, and (ii) any shares as to which dissenters’ rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with Section 262 of the Delaware General Corporation Law).

The Merger Agreement also provides that immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of Company restricted stock units (“RSU”) and Company stock options (“Stock Options”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive a cash payment in an amount without interest thereon and subject to applicable withholding taxes. Holders of RSUs will receive a cash payment equal to the product of (x) the Per Share Merger Consideration and (y) the total number of shares of Company Common Stock subject to such award of RSUs as of immediately prior to the Effective Time. Holders of Stock Options will receive a cash payment equal to product of (i) the amount by which of (A) the Per Share Merger Consideration exceeds (B) the per share exercise price of such Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option as of immediately prior to the Effective Time. For the avoidance of doubt, any Company Stock Option with a per share exercise price equal to or in excess of the Per Share Merger Consideration shall be cancelled by virtue of the Merger without any action on the part of the holder thereof and without any payment to the holder thereof.

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including, among other conditions, (1) the adoption of the Merger Agreement by the affirmative vote of the stockholders of the Company of not less than a majority of the issued and outstanding shares of Company Common Stock (the “Company Stockholder Approval”), (2) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the accuracy, subject to the standards set forth in the Merger Agreement, of the representations and warranties and compliance in all material respects with the covenants of the other party set forth in the Merger Agreement, and (4) the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to the Company.

Each of the Company, Parent and Merger Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective commercially reasonable efforts to effect the Transaction, including securing regulatory approvals required by the Merger Agreement. In addition, the Company has agreed to other customary covenants, including, among others, covenants to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger.

Beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern time on May 4, 2024 (the “Go-Shop Period”), the Company and its representatives may, subject to certain conditions in the Merger Agreement: (1) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an alternative acquisition proposal from third parties; (2) participate in discussions or negotiations with third parties with respect to such proposals; or (3) otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any Acquisition Proposal. Following the expiration of the Go-Shop Period, the Company will generally be restricted from soliciting alternative acquisition proposals, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals, or approving, endorsing, recommending or executing any agreement or understanding with respect to such proposals, subject to certain limited exceptions to permit the board of directors of the Company to comply with its fiduciary duties. In the event that the board of directors of the Company receives an Alternative Acquisition Proposal that it determines constitutes a Superior Company Proposal (each term as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Parent to match such proposal, payment of the termination fee payable by the Company to Parent described below and other conditions and requirements set forth in the Merger Agreement, terminate the Merger Agreement to accept the applicable Superior Company Proposal. Additionally, subject to certain customary “fiduciary out” exceptions, the board of directors of the Company is required to recommend that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement includes customary termination rights for each of Parent and the Company, including, among others, if (1) the Merger has not been consummated by July 30, 2024 (or September 23, 2024 if extended by either Parent or the Company in accordance with the terms of the Merger Agreement) (the “End Date”), (2) the requisite Company Stockholder Approval is not obtained, (3) there is any order or applicable law prohibiting or permanently enjoining the Transaction, and (4) the other party breaches its covenants or representations and such breach is not cured within a specified period and would result in the failure of a closing condition in favor of the other party. In addition, the Company may terminate the Merger Agreement in order for the board of directors of the Company to cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Company Proposal, and Parent may terminate the Merger Agreement if the board of directors of the Company changes its recommendation in favor of the Transaction. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of approximately $11.35 million (except in the case the Merger Agreement is terminated in connection with a Superior Company Proposal during the Go-Shop Period, and certain other limited circumstances, in which case such termination fee will be approximately $6.49 million).

The Merger is not subject to a financing condition. Parent has obtained (1) equity financing commitments from certain investment affiliates of Novacap Management Inc. (“Novacap”), and (2) debt financing commitments from certain third-party lenders and Novacap, to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent and Merger Sub to use commercially reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is entitled to specific performance, subject to the terms and conditions of the Merger Agreement and the applicable equity commitments, to force Parent to close the transaction if all closing conditions are met.

The board of directors of the Company (the “Board”) has unanimously determined that the Merger Agreement and the Merger are advisable and in the best interests of the Company’s stockholders, approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement, approved the Merger Agreement, and resolved to recommend that the stockholders of the Company adopt and approve this Merger Agreement, subject to the right of the board of directors of the Company to withhold, withdraw, qualify or modify its recommendation in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement a copy of which is attached hereto as Exhibit 2.1, and which is incorporated herein by reference.

The Merger Agreement has been included with this filing to provide investors and security holders of the Company with information regarding the terms of the Merger and related transactions. It is not intended to provide any other factual information about the Company, Parent, Merger Sub, Novacap or any other person. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, are, unless specified otherwise, solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the those agreements instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or Novacap or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure

On April 1, 2024, the Company issued a press release announcing entry into the Merger Agreement. The full text of this press release is furnished on Exhibit 99.1 hereto.

Item 8.01	Other Events.

Support Agreements

In connection with the execution of the Merger Agreement, on April 1, 2024 H.I.G. Growth – AdTheorent, LLC (“H.I.G. AdTheorent”), in its capacity as a stockholder of the Company, holding approximately 37% of the outstanding shares of Company Common Stock in the aggregate, has executed and delivered Voting and Support Agreements in favor of Parent and Merger Sub pursuant to which it agreed, among other things, to vote its respective shares of Company Common Stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (the “H.I.G. Support Agreement”).

Pursuant to the H.I.G. Support Agreement, in connection with the execution the Merger Agreement, immediately prior to, and conditioned upon the Effective Time, H.I.G. AdTheorent agreed to forfeit 1,167,308 shares of Common Stock to the Company for cancellation (the “Forfeiture”). The Company and H.I.G. AdTheorent agreed that the Forfeiture shall be treated as a nontaxable contribution to the capital of the Company by H.I.G. AdTheorent, and neither H.I.G. AdTheorent nor the Company shall take any position inconsistent with such treatment unless otherwise required under the Internal Revenue Code of 1986, as amended.

Also in connection with the execution of the Merger Agreement, on April 1, 2024, (1) James Lawson, in his capacity as a stockholder of the Company and not in his capacity as a director or Chief Executive Officer of the Company, representing approximately 2.1% of the outstanding shares of Company Common Stock, (2) Patrick Elliott, in his capacity as a stockholder of the Company and not in his capacity as Chief Financial Officer of the Company, representing approximately <1% of the outstanding shares of Company Common Stock (3) William Todd, in his capacity as a stockholder of the Company and not in his capacity as Chief Revenue Officer of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, (4) Andrew Anderson, in his capacity as a stockholder of the Company and not in his capacity as Chief Technology of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, (5) Kihara Kiarie, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, (6) Vineet Mehra, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, (7) Ben Tatta in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, and (8) John Black, in his capacity as a stockholder of the Company and not in his capacity as a director of the Company, representing approximately <1% of the outstanding shares of Company Common Stock, have executed and delivered Voting and Support Agreements in favor of Parent and Merger Sub pursuant to which they agreed, among other things, to vote their respective shares of Company Common Stock in favor of the Merger and against certain actions that would prevent, interfere with or delay the consummation of the Merger (collectively, the “Company Support Agreements”, and, with the H.I.G. Support Agreement, the “Support Agreements”).

The Support Agreements will terminate upon the earliest to occur of (i) the valid termination of the Merger Agreement pursuant to Article 8 thereof, (ii) the Effective Time of the Merger Agreement (as defined in the Merger Agreement), (iii) the termination of the Support Agreement by mutual written consent of the parties thereto, and (iv) the date of the Board making an Adverse Recommendation Change (as defined in the Merger Agreement), except that in such case, the H.I.G. Support Agreement will not be terminated, but the number of shares of Company Common Stock to which the support obligations apply under the H.I.G. Support Agreement will be reduced to 35% of the outstanding shares of Company Common Stock.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements, copies of which is attached hereto as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4, Exhibit 99.5, Exhibit 99.6, Exhibit 99.7, Exhibit 99.8 Exhibit 99.9 and Exhibit 99.10.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the proposed Merger and the expected timing of the completion of the proposed Merger, the management of the Company upon completion of the proposed Merger and the Company’s plans upon completion of the proposed Merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. There can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; the Company’s ability to retain and hire key personnel in light of the proposed Merger; certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the ability of Parent to obtain the necessary financing arrangements set forth in the commitment letters and limited guarantee received in connection with the proposed Merger; potential litigation relating to the proposed Merger that could be instituted by the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, operating results and business generally; and the risk that the proposed Merger will not be consummated in a timely manner, if at all. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2023, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this report are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this report. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

The Company and Parent and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on May 12, 2023. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s 2023 Annual Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This information in this report may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to April Scee, Investor Relations at AdTheorentIR@icrinc.com or (646) 277-1219.

No Offer or Solicitation

This report is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger dated April 1, 2024 by and among Parent, Merger Sub and the Company

99.1	Press Release dated April 1, 2024

99.2	Voting and Support Agreement, dated April 1, 2024, by and among the Company, Parent, Merger Sub and H.I.G. Growth – AdTheorent, LLC

99.3	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and James Lawson

99.4	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and Patrick Elliott

99.5	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and William Todd

99.6	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and Andrew Anderson

99.7	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and Kihara Kiarie

99.8	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and Vineet Mehra

99.9	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and Ben Tatta

99.10	Voting and Support Agreement, dated April 1, 2024, by and among Parent, Merger Sub and John Black

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AdTheorent Holding Company, Inc.

Date: April 1, 2024	By:	/s/ James Lawson
James Lawson
Chief Executive Officer